Exhibit 1.1

ENCORE CAPITAL EUROPE FINANCE LIMITED

UNDERWRITING AGREEMENT

$150,000,000 4.50% Exchangeable Senior Notes due 2023

July 17, 2018

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Encore Capital Europe Finance Limited, a Jersey public limited company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC are acting as representatives (collectively, the “Representatives” or “you”), $150,000,000 principal amount of its 4.50% Exchangeable Senior Notes due 2023 (the “Firm Notes”) to be issued pursuant to the provisions of an indenture to be dated as of the Closing Date (as defined below) (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), among the Company, Encore Capital Group, Inc. (the “Guarantor”), and MUFG Union Bank, N.A., as Trustee (the “Trustee”). Certain terms of the Securities (as defined herein) will be established pursuant to a supplemental indenture dated as of the Closing Date (the “Supplemental Indenture”) among the Company, the Guarantor and the Trustee (together with the Base Indenture, the “Indenture”). The Company also proposes to issue and sell to the Underwriters not more than an additional $22,500,000 principal amount of its 4.50% Exchangeable Senior Notes due 2023 (the “Additional Notes” and, together with the Firm Notes, the “Notes”) to cover over-allotments if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Notes granted to the Underwriters in Section 2 hereof. The Firm Notes and the Additional Notes, if any, will be exchangeable for cash, shares of the Guarantor’s common stock, par value $0.01 per share (the “Underlying Securities”), or a combination of cash and Underlying Securities at the option of the Company as set forth in the Indenture. The Firm Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Firm Guarantees,” and together with the Firm Notes, the “Firm Securities”) by the Guarantor. The Additional Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Additional Guarantees,” and together with the Additional Notes, the “Additional Securities”) by the Guarantor. The Firm Securities and the Additional Securities are collectively referred to as the “Securities.”

In connection with the offering of the Firm Securities, the Guarantor is separately entering into capped call transactions with an affiliate of one of the Underwriters and certain other financial institutions (the “Option Counterparties”) pursuant to capped call confirmations (the “Base Capped Call Confirmations”) to be dated the date hereof, and in connection with the issuance of any Additional Securities, the Company and the Option Counterparties may enter into additional capped call confirmations (the “Additional Capped Call Confirmations”) to be dated the date on which the Underwriters exercise their option to purchase such Additional Securities (such Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333- 226189), including the related prospectus covering the public offering and sale of certain securities (the “Shelf Securities”), including the Securities and the Underlying Securities, and which registration statement became effective upon filing under Rule 362(e) of the rules and regulations of the Commission under the Act. Such registration statement as amended as of the date hereof, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B or Rule 430C under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the

“Registration Statement,” and the related prospectus covering the Shelf Securities dated July, 16, 2018 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus containing the prospectus supplement dated July 16, 2018, together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company and the Guarantor, jointly and severally, represent and warrant to, each Underwriter as of the date hereof, the Closing Date (as defined in Section 4) and any Option Closing Date (as defined in Section 2), and agree with each Underwriter, that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. At the time that the Registration Statement originally became effective, the Guarantor and the Company met the then applicable requirements for use of Form S-3 under the Securities Act. The Guarantor is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) the Time of Sale Prospectus does not, and, at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus (A) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c) Neither the Company nor the Guarantor is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Jersey, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below) on the Company, the Guarantor and the Guarantor’s subsidiaries, taken as a whole.

(e) Each of the Guarantor and its subsidiaries has been duly incorporated or organized, and is validly existing in good standing, under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or organizational power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent that the concept of good standing is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each the Guarantor and its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable with respect to such ownership interests) and are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities and claims on such shares of capital stock or other ownership interests arising under the Guarantor’s and its subsidiaries’ outstanding debt instruments and facilities described in the Time of Sale Prospectus and the Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(g) The authorized capital stock of the Guarantor conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of the Guarantor’s common stock, par value $0.01 per share, outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, and the Notes and the Indenture will conform in all material respects to the descriptions thereof in each of the Time of Sale Prospectus and the Prospectus.

(j) The Firm Guarantees and the Additional Guarantees, each contained in the Indenture, have been duly authorized by the Guarantor, and when the Firm Notes and the Additional Notes, as applicable, are executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Firm Guarantees and the Additional Guarantees, as applicable, will be the valid and binding obligations of the Guarantor, in each case, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditor’s rights generally and equitable principles of general equitability, and each will be entitled to the benefits of the Indenture.

(k) [Reserved].

(l) The Indenture has been duly authorized by the Company and the Guarantor and, on the Closing Date, will be duly executed and delivered by the Company and the Guarantor, and will be a valid and binding agreement of each of the Company and the Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(m) The Base Capped Call Confirmations have been duly authorized, executed and delivered by the Guarantor, and any Additional Capped Call Confirmations will, when executed, have been duly authorized, executed and delivered by the Guarantor and, assuming due execution and delivery thereof by the Option Counterparties, the Base Capped Call Confirmations constitute, and any Additional Capped Call Confirmations will constitute, valid and binding agreements of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(n) The execution and delivery by the Company and the Guarantor of, and the performance by each of the Company and the Guarantor of its respective obligations under, this Agreement, the Indenture and the Securities (together, the “Transaction Documents”) and the Capped Call Confirmations, and the consummation of the transactions contemplated by the Time of Sale Prospectus and the Prospectus will not contravene, violate or cause a default under (if applicable) (i) any provision of applicable law or the certificate of incorporation or bylaws or organizational documents of the Company or the Guarantor, (ii) any agreement or other instrument binding upon the Guarantor or any of its subsidiaries, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any subsidiary, except, in the cases of clauses (ii) and (iii) above, for any such contravention that would not, singly or in the aggregate, have a Material Adverse Effect on the power or ability of the Company or the Guarantor to perform its obligations under the Transaction Documents and the Capped Call Confirmations.

(o) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Guarantor of its obligations under the Transaction Documents and the Capped Call Confirmations, except such as may be required by the securities or “blue sky” (“Blue Sky”) laws of the various states in connection with the transactions contemplated thereby, and except for any such consents, approvals, authorizations, orders or qualifications the absence of which would not, singly or in the aggregate, have a Material Adverse Effect, or in the power and ability of the Guarantor to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby. Neither the Guarantor nor any of its subsidiaries is (A) in violation of its charter, bylaws or other constitutive document or (B) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any property or assets of the Guarantor or any of its subsidiaries is subject, except, in the case of clause (B) above, for such Defaults as would not, singly or in the aggregate, result in a Material Adverse Effect, taken as a whole.

(p) The Company has obtained consent, prior to the Closing Date, from the Jersey Financial Services Commission to issue the Firm Notes and the Additional Notes pursuant to Article 4 of the Control of Borrowing (Jersey) Order 1958. The Company has obtained consent, prior to the Closing Date, from the Jersey Registrar of Companies to the circulation of the Time of Sale Prospectus pursuant to Article 5 of the Companies (General Provisions)(Jersey) Order 2002. No other consent, approval, authorization or order of, or qualification with, any other governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states in connection with the transactions contemplated thereby, and except for any such consents, approvals, authorizations, orders or qualifications the absence of which would not, singly or in the aggregate, have a Material Adverse Effect, or in the power and ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated thereby. The Company is not (A) in violation of its charter, bylaws or other constitutive document or (B) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any property or assets of the Company is subject, except, in the case of clause (B) above, for such Defaults as would not, singly or in the aggregate, result in a Material Adverse Effect.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, Guarantor and the Guarantor’s subsidiaries, taken as a whole (a “Material Adverse Effect”), except as otherwise set forth in the Time of Sale Prospectus and the Prospectus.

(r) Other than proceedings accurately described in all material respects in the Registration Statement, the Prospectus and the Time of Sale Prospectus, there are no legal or governmental proceedings pending or, to the Company’s or the Guarantor’s knowledge, threatened (i) to which the Company is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject that would have a Material Adverse Effect, or on the power or ability of the Company or the Guarantor to perform its obligations under the Transaction Documents or the Capped Call Confirmations, or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or the Guarantor is subject or by which the Company or the Guarantor is bound that are required to be described in the Registration Statement or the Prospectus or to be filed.

(s) The Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Guarantor nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing except, in each of the foregoing cases, those failures to own or possess or acquire and those notices of infringement which would not, singly or in the aggregate, have a Material Adverse Effect.

(t) The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u) The Guarantor and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except (x) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect or (y) as described in the Time of Sale Prospectus and the Prospectus.

(v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) (x) which would not, singly or in the aggregate, have a Material Adverse Effect, or (y) as described in the Time of Sale Prospectus and the Prospectus.

(w) There are no contracts, agreements or understandings between the Guarantor and any person granting such person the right to require the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Guarantor or the Company or to require the Guarantor to include such securities with the Securities registered pursuant to the Registration Statement, except as described in the Time of Sale Prospectus or has been satisfied or waived.

(x) Neither the Company nor the Guarantor is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus and to the transactions contemplated by the Capped Call Confirmations will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y) The Guarantor is in compliance in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(z) Neither the Guarantor nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantor, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), the U.K. Bribery Act (as defined below) or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the U.K. Bribery Act or any other applicable anti-bribery or anti-corruption law and the Guarantor, its subsidiaries and, to the knowledge of the Company and the Guarantor, its affiliates have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act and other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“U.K. Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

(aa) The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantor, threatened.

(bb) Neither the Guarantor nor any of its subsidiaries, any director or any officer of the Guarantor, nor, to the knowledge of the Company and the Guarantor, any agent, employee or affiliate of the Guarantor or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, or is in Crimea, Cuba, Iran, North Korea, Sudan, Syria or in any other country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company, the Guarantor and the Guarantor’s subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in any dealings or transactions (i) with any person or entity or (ii) with or in any country or territory that, at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(cc) The Company, the Guarantor and each of the Guarantor’s subsidiaries have timely filed all U.S. federal, state and local and all U.K., Jersey and other non-U.S. tax returns required to be filed through the date of this Agreement or have timely requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid (except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves required by U.S. generally accepted accounting principles have been created in the financial statements of the Company, the Guarantor or the Guarantor’s subsidiary, as applicable), and no tax deficiency has been determined adversely to the Company, the Guarantor or any of the Guarantor’s subsidiaries which has had (nor does the Company, the Guarantor or any of the Guarantor’s subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company, the Guarantor or any of the Guarantor’s subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(dd) No stamp, documentary, issuance, registration, transfer, withholding or other similar taxes or duties are payable by or on behalf of the Underwriters in the United Kingdom or Jersey or to any taxing authority thereof or therein in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Securities, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters in the manner contemplated herein, or (iv) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(ee) The Guarantor and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Guarantor and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as would not, singly or in the aggregate, have a Material Adverse Effect, and such as do not materially interfere with the use made and proposed to be made of such property by the Guarantor and its subsidiaries; any real property and buildings held under lease by the Guarantor and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Guarantor and its subsidiaries taken as a whole and do not interfere with the use made and proposed to be made of such property and buildings by the Guarantor and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(ff) The Guarantor and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Guarantor believes are prudent and customary in the businesses in which they are engaged. The Guarantor has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business.

(gg) The historical financial statements (including the related schedules and notes) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(hh) BDO USA, LLP, who has certified certain financial statements of the Guarantor and its subsidiaries and has audited the Guarantor’s internal control over financial reporting and management’s assessment thereof, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(ii) No material labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Company and the Guarantor, is imminent; and the Company and the Guarantor are not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Guarantor’s principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(jj) The Guarantor and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Guarantor, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Guarantor or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), of which the Guarantor or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Guarantor, its subsidiaries or any of their ERISA Affiliates, except for any “reportable event” that would not, singly or in the aggregate, have a Material Adverse Effect. No “employee benefit plan” established or maintained by the Guarantor, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would not comply with applicable funding requirements. Neither the Guarantor, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, unless such liability would not, singly or in the aggregate, result in a Material Adverse Effect. Each “employee benefit plan” established or maintained by the Guarantor, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(kk) The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus is accurate. Except as described in the Time of Sale Prospectus, since the end of the Guarantor’s most recent audited fiscal year, there has been (vi) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (vii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(ll) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act.

(mm) Each material contract, agreement and license to which the Guarantor or any of its subsidiaries is bound is valid, binding, enforceable, and in full force and effect against the Guarantor or its subsidiaries, as applicable, and, to the knowledge of the Company and the Guarantor, each other party thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in law or equity). Neither the Guarantor nor any subsidiary of the Guarantor, to the knowledge of the Company and the Guarantor, is in breach or default in any material respect with respect to any such contract, agreement or license, and, to the knowledge of the Company and the Guarantor, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(nn) The Guarantor and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Permits”) necessary to the conduct of the business now conducted by them, except for such failure to possess any such Permit would not, singly or in the aggregate, have a Material Adverse Effect; and, to the Company’s and the Guarantor’s knowledge, the Guarantor and its subsidiaries have not received any written notice of proceedings relating to the revocation or modification of any Permits that, if determined adversely to the Guarantor or any of its subsidiaries, would have a Material Adverse Effect. Neither the Guarantor nor any of its subsidiaries is in violation of any law or statute or any decree, judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, applicable to it or any of its properties, including without limitation, the Fair Debt Collection Practices Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Truth-in-Lending Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Gramm-Leach- Bliley Act, the Electronic Funds Transfer Act, the Telephone Consumer Protection Act, the Credit CARD Act, the Servicemembers’ Civil Relief Act, the Health Insurance Portability and Accountability Act, the Wire Act, Federal Trade Commission Act and FCPA, except as would not, singly or in the aggregate, have a Material Adverse Effect.

(oo) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(pp) Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Guarantor or the Company to facilitate the sale or resale of the Securities, or to result in a violation of Regulation M under the Exchange Act.

(qq) The Guarantor and its subsidiaries on a consolidated basis are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(rr) (ii) Except as provided for in this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to $22,500,000 principal amount of Additional Securities to cover over-allotments at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

3. Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 20, 2018, or at such other time on the same or such other date, not later than July 20, 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than August 30, 2018, as shall be designated in writing by you.

The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters (with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid by the Company or the Guarantor).

All sums payable by either of the Company or the Guarantor, as applicable, under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, levied in any jurisdiction from or through which a payment is made by or on behalf of the Company or Guarantor or in which either of the Company or the Guarantor, as applicable, is organized, resident or is engaged or has been engaged in a trade or business for tax purposes, unless the deduction or withholding is required by law, in which case the Company or the Guarantor, as the case may be, shall pay such additional amount (other than with respect to net income taxes) as will result in the receipt by each Underwriter of the full amount that would have been received had no such deduction or withholding been made. All sums payable to an Underwriter shall be considered exclusive of any VAT. Where the Company or the Guarantor, as applicable, is obliged to pay VAT on any amount payable hereunder to an Underwriter, the Company or the Guarantor, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax. Such amount equal to VAT shall be payable upon delivery of an appropriate valid VAT invoice in respect of the supply to which the charge relates. For the purposes of this paragraph, “VAT” means value added tax chargeable under or pursuant to Council Directive 2006/112/EC or the Sixth Council Directive of the European Communities and any other similar tax, wherever imposed.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and the Guarantor, to the effect set forth in Section 5(a)(i) and to the effect that the respective representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor have respectively complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside U.S. counsel for the Company and the Guarantor, dated the Closing Date, in form and substance satisfactory to the Representatives. Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.

(d) The Representatives shall have received on the Closing Date an opinion of Mourant Ozannes, outside Jersey counsel for the Company and the Guarantor, dated the Closing Date, in form and substance satisfactory to the Representatives. Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.

(e) The Representative shall have received on the Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP, outside U.S. counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Representatives. Such opinion shall be rendered to the Representatives at the request of the Company and shall so state therein.

(f) The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Representatives.

(g) The Representatives shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from BDO USA, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Prospectus and the Prospectus; provided that each such letter shall use a “cut-off date” of no more than three business days prior to the date hereof or the Closing Date, as the case may be.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company set forth on Schedule III hereto relating to sales and certain other dispositions of shares of common stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) [Reserved].

(j) The Representatives shall have received on the Closing Date a certificate of the Guarantor addressed to the Underwriters, of the Guarantor’s chief financial officer with respect to certain financial data contained in the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(k) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Latham & Watkins LLP, outside U.S. counsel for the Company and the Guarantor, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Mourant Ozannes, outside Jersey counsel for the Company and the Guarantor, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion of Pillsbury Winthrop Shaw Pittman LLP, outside U.S. counsel for the Company and the Guarantor, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from BDO USA, LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” of no more than three business days prior to such Option Closing Date;

(vii) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Guarantor, confirming that the certificate delivered on the Closing Date pursuant to Section 5(j) hereof remains true and correct as of such Option Closing Date; and

(viii) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

6. Covenants of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, covenant with each Underwriter as follows:

(a) To furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (f), as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Underwriters may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Representatives reasonably object.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus (other than the free writing prospectuses, if any, identified in Schedule II hereto) prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which any free writing prospectus included in the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the such free writing prospectus included in the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantor under this Agreement, including: (i) the fees, disbursements and expenses of the Company and the Guarantor’s counsel and the Guarantor’s accountants in connection with the registration and delivery of the Securities and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and the Guarantor and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters and dealers, in the quantities specified above, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon (except as provided in the next sentence), (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; provided that such costs, expenses and fees for any Blue Sky or legal investment memorandum do not exceed $10,000, (iv) all filing fees, if any, and, if a filing with the Financial Industry Regulatory Authority, Inc. (“FINRA”) is required in connection with the offering contemplated hereby, the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) any fees charged by rating agencies for the rating of the Securities, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the fees and expenses incurred in connection with the listing of a number of shares of the Guarantor’s common stock equal to the Maximum Number of Underlying Securities (as defined below) on the Nasdaq Global Select Market, (x) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, with the prior approval of the Company, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (xi) and travel and lodging expenses of the representatives and officers of the Company, (xii) the document production charges and expenses associated with printing this Agreement and (xiii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section 6. It is understood, however, that except as provided in this Section 6, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(i) During the period of one year after the Closing Date or any Option Closing Date, if later, neither the Company nor the Guarantor will be, nor will they become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(j) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(k) On the “share reservation date” (as defined in the Time of Sale Prospectus) (the “Share Reservation Date”), an application for the listing of a number of shares of the Guarantor’s common stock equal to the Maximum Number of Underlying Securities (as defined below) shall have been submitted to the Nasdaq Global Select Market, and the Guarantor will use its best efforts on and after the Share Reservation Date to effect and maintain the listing, subject to notice of issuance, of a number of shares of its common stock equal to the Maximum Number of Underlying Securities on the Nasdaq Global Select Market for so long as the Guarantor’s common stock is then listed thereon.

(l) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Time of Sale Prospectus and the Prospectus under “Use of Proceeds.”

(m) On the Share Reservation Date, the number of Underlying Securities issuable upon exchange of the Notes (assuming (i) full physical settlement of all exchanges of the Notes, (ii) the maximum exchange rate increase in respect of any exchange in connection with a “make-whole fundamental change” (as defined in the Time of Sale Prospectus) and (iii) the Underwriters exercise their option to purchase the Additional Securities in full) (the “Maximum Number of Underlying Securities”) shall have been duly authorized by the Guarantor and reserved for issuance upon such exchange by all necessary corporate action and such Underlying Securities, when issued upon exchange of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable; no holder of such Underlying Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Underlying Securities upon such exchange will not be subject to any preemptive or similar rights of any security holder, the Company or the Guarantor. On and after the Share Reservation Date, Guarantor will reserve and keep available at all times, free of preemptive rights, a number of shares of its common stock equal to the Maximum Number of Underlying Securities for the purpose of enabling the Guarantor and the Company to satisfy any obligation to issue and deliver shares of the Guarantor’s common stock upon exchange of the Notes.

(n) Each of the Company and the Guarantor shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, transfer or other similar taxes or duties imposed under the laws of the United Kingdom or Jersey or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Securities, (iii) the sale and delivery of the Securities to the Underwriters or purchasers procured by the Underwriters in the manner contemplated herein, or (iv) the resale and delivery of the Securities by the Underwriters in the manner contemplated herein.

(o) The courts of Jersey would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(p) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Jersey and will be honored by the courts of Jersey. The Company has the power to submit, and pursuant to Section 14 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 14), and has the power to designate, appoint and empower, and pursuant to Section 14, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(q) The Guarantor also agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement and any exchange of such Securities for Underlying Securities, (B) the issuance by the Guarantor of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Time of Sale Prospectus, or pursuant to the Guarantor’s existing employee benefit plans, (C) the vesting of or removal or lapse of restrictions on restricted stock units, restricted stock awards or other equity awards under the Guarantor’s existing employee benefit plans, (D) the establishment of a trading plan adopted pursuant to and in accordance with Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (1) such trading plan does not provide for the sale of common stock during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Guarantor regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that sales will not be permitted during the Restricted Period, (E) the issuance of shares in the Transaction (as defined in the Prospectus), (F) the sale or issuance of or entry into an agreement to sell or issue shares of the Guarantor’s common stock in connection with an acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions or investments; provided that the aggregate number of shares of common stock that the Guarantor may sell or issue or agree to sell or issue pursuant to this clause (F) shall not exceed 1% of the total number of shares of common stock issued and outstanding as of the date of this Agreement and the Guarantor will (x) cause each recipient of such securities to enter into an agreement with the Guarantor on or prior to issuance of such securities not to transfer or otherwise dispose of such securities for the remainder of the Restricted Period and (y) enter stop transfer instructions with the Guarantor’s transfer agent and registrar on such securities, which the Guarantor agrees not to waive or amend during the Restricted Period, (G) the issuance or grant of common stock, options to purchase common stock, restricted stock units, restricted stock awards or other equity awards under the Guarantor’s existing employee benefit plans, (H) the Guarantor’s entry into, exercise of or termination of the Capped Call Confirmations or (I) sales or transfers of our common stock after the thirtieth (30th) calendar day following the date of this offering into the market on an agency basis on customary terms.

7. Indemnity and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 405 under the Securities Act), members, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act), any “issuer information” (as defined in Rule 433(h) under the Securities Act) that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their respective directors (or members of any equivalent governing body of the Guarantor), their respective officers and employees of the Company and the Guarantor who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in any Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus, or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7 or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7, and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 7 or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7, are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7, and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company or the Guarantor, their respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Jersey authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the nondefaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (b) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability it may have to the Company, the Guarantor or any non-defaulting Underwriter for damages caused by any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Entire Agreement. (a) This Agreement, together with any lock-up agreements and any other contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantor and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company and the Guarantor acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Guarantor. Both the Company and the Guarantor waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

12. Governing Law and Waiver of Jury Trial Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13. Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to the Underwriters shall be delivered, mailed or sent to you in care of SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road, NE, 10th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Origination (Fax: 404-926-5940) and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM-Legal and (ii) if to the Company or the Guarantor shall be delivered, mailed or sent to 3111 Camino Del Rio North, San Diego, Suite 103, California 92108, Attention: General Counsel.

14. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The Guarantor and the Underwriters irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company hereby irrevocably appoints Encore Capital Group, Inc., with offices at 3111 Camino Del Rio North, Suite 103, San Diego, California 92108, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Remainder of Page Intentionally Blank]

Very truly yours,

ENCORE CAPITAL EUROPE FINANCE LIMITED, as Company

By:	/s/ Ashish Masih
Name: Ashish Masih
Title: Director

ENCORE CAPITAL GROUP, INC., as Guarantor

By:	/s/ Jonathan Clark
Name: Jonathan Clark
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO THE UNDERWRITING AGREEMENT]

Accepted as of the date hereof.

SunTrust Robinson Humphrey, Inc.

Credit Suisse Securities (USA) LLC

Acting on behalf of themselves as the Representatives of the several Underwriters named in Schedule I hereto

By: SunTrust Robinson Humphrey, Inc.

By:	/s/ Terence T. O’Malley, Jr.
Name: Terence T. O’Malley, Jr.
Title: Managing Director

By: Credit Suisse Securities (USA) LLC

By:	/s/ Andrew Rosenburgh
Name: Andrew Rosenburgh
Title: Managing Director

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SCHEDULE I

Underwriter	Principal Amount of Firm Securities to be Purchased
SunTrust Robinson Humphrey, Inc.	$60,000,000
Credit Suisse Securities (USA) LLC	$60,000,000
ING Financial Markets LLC	$5,790,000
Morgan Stanley & Co. LLC	$5,790,000
MUFG Securities Americas Inc.	$5,790,000
Citigroup Global Markets Inc.	$3,157,500
DNB Markets, Inc.	$3,157,500
Fifth Third Securities, Inc.	$3,157,500
Regions Securities LLC	$3,157,500

Total:	$150,000,000

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SCHEDULE II

1.	Pricing Term Sheet dated as of July 17, 2018

2.	Issuer Free Writing Prospectuses: None.

3.	Additional Documents Incorporated by Reference: None.

Schedule III-1

SCHEDULE III

Directors and Executive Officers to Sign Lock-up Letters

1.	Gregory L. Call

2.	Jonathan C. Clark

3.	Paul Grinberg

4.	Ashwini Gupta

5.	Wendy Hannam

6.	Ashish Masih

7.	Michael P. Monaco

8.	Laura Newman Olle

9.	Francis E. Quinlan

10.	Norman R. Sorensen

11.	Richard J. Srednicki

12.	Ryan Bell

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EXHIBIT A

FORM OF D&O LOCK-UP LETTER

July 17, 2018

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representatives (the “Representatives”) of the underwriters named therein (the “Underwriters”), with Encore Capital Europe Finance Limited, a Jersey public limited company (the “Company”) and Encore Capital Group, Inc., a Delaware corporation, a Delaware corporation (the “Guarantor”), providing for the public offering (the “Public Offering”) of the Company’s Exchangeable Senior Notes due 2023 (the “Securities”). The Securities will be exchangeable for cash, shares of common stock of the Guarantor, par value $0.01 per share (the “Common Stock”) or a combination of cash and Common Stock, at the election of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending sixty (60) days after the date of the final prospectus supplement relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this letter and agree to be bound by the terms of this letter for the remainder of the Restricted Period and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any charitable organization, (e) any sales or transfers of shares of Common Stock pursuant to a trading plan adopted pursuant to and in accordance with Rule 10b5-1 under the Exchange Act; provided that such trading plan (i) was established and in existence prior to the date of this letter and made available to the Representatives or its counsel, and (ii) may not be amended or modified during the Restricted Period, (f) in the case of any equity awards held by the undersigned that vest during the Restricted Period, the disposition of shares of Common Stock to the Company to pay the exercise price or withholding tax obligations incurred by the undersigned upon and in connection with such vesting or exercise (but only to such extent); provided that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period related to such disposition of shares of Common Stock to the Company by the undersigned solely to satisfy tax withholding obligations, the undersigned shall include a statement in such report to the

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effect that the filing relates to the satisfaction of tax withholding obligations, or (g) any sales or transfers of shares of Common Stock by (i) the undersigned if he or she is no longer an officer or director of the Company or (ii) the executors or heirs of the undersigned in the event of his or her death, provided that in either such case, no filing under Section 16(a) of the Exchange Act in connection with such disposition shall be required or voluntarily made during the Restricted Period.

Further, nothing in this agreement shall prohibit the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act during the Restricted Period; provided that (1) any transactions made thereunder do not commence until the thirtieth (30th) calendar day following the date of the Underwriting Agreement and do not exceed 20,000 shares of Common Stock per each calendar month during the Restricted Period, and (2) no public announcement or filing shall be required or made by the undersigned or the Company in connection with the establishment of the trading plan. For clarity, filings under Section 16(a) of the Exchange Act shall be permitted to be made in connection with any transactions made in compliance with clause (1) of the proviso to the immediately preceding sentence.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything herein to the contrary, if (a) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (b) the Underwriting Agreement does not become effective by September 1, 2018 or (c) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned (or undersigned’s heirs, legal representatives, successors and assigns) shall be released from all obligations under this agreement.

[Signature Page Follows]

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Very truly yours,

(Name)

(Address)

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